RCM Technologies, Inc.     Tel:   856.486.1777
                                                  Corporate Contacts:
2500 McClellan Avenue      Fax:  856.488.8833     Leon Kopyt
Pennsauken, NJ 08109-4613   info@rcmt.com         Chairman,President & CEO
                            www.rcmt.com          Brian Delle Donne
                                                  Chief Operating Officer
                                                  Stanton Remer, CPA
                                                  Chief Financial Officer
                                                  Kevin D. Miller
                                                  Senior Vice  President


                             P R E S S  R E L E A S E



         RCM TECHNOLOGIES, INC. ANNOUNCES RESULTS FOR TWENTY-SEVEN WEEKS
                      AND FOURTEEN WEEKS ENDED JULY 3, 2004


August 4, 2004 -- RCM Technologies, Inc. (NNM: RCMT) today announced financial results for the twenty-seven weeks and fourteen weeks ended July 3, 2004.

The Company announced revenues of $86.6 million for the twenty-seven weeks ended July 3, 2004, down from $105.9 million for the twenty-six weeks ended June 28, 2003 (same period a year ago). Net income for the twenty-seven weeks ended July 3, 2004 was $1.7 million, or $.14 per diluted share, as compared to net income of $3.3 million, or $.31 per diluted share, for the twenty-six weeks ended June 28, 2003. For the twenty-seven weeks ended July 3, 2004, earnings before interest, income taxes, depreciation and amortization, or EBITDA, was $3.4 million, or $.29 per diluted share, as compared to $5.9 million, or $.55 per diluted share, for the twenty-six weeks ended June 28, 2003.

Revenues were $45.3 million for the fourteen weeks ended July 3, 2004, down from $55.2 million for the thirteen weeks ended June 28, 2003 (same period a year ago). Net income for the fourteen weeks ended July 3, 2004 was $869,000, or $.07 per diluted share, as compared to net income of $1.9 million, or $.18 per diluted share, for the thirteen weeks ended June 28, 2003. For the fourteen weeks ended July 3, 2004, EBITDA was $1.8 million, or $.15 per diluted share, as compared to $3.2 million, or $.30 per diluted share, for the thirteen weeks ended June 28, 2003.

Leon Kopyt, Chairman and CEO of RCM, commented: "Our near term growth outlook remains unchanged as we operate in a challenging transitional period for our industry. Consequently, we are continuing to assess our business strategy so that we may effectively respond to a constantly changing market environment. We remain focused on internal growth by exploring new opportunities and strategic partnerships that supplement and complement our service offerings, thereby increasing business value to our clients. Our sector's prospects for next year appear to be more favorable."


About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the design, development and delivery of these solutions to commercial and government sectors for more than 30 years. RCM's offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, those relating to demand for the Company's services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.

                                Tables to Follow

                             RCM Technologies, Inc.
                        Consolidated Statements of Income
                                   (Unaudited)
                    (In Thousands, Except Per Share Amounts)

                                                              Twenty-Seven           Twenty-Six
                                                               Weeks Ended          Weeks Ended
                                                              July 3, 2004         June 28, 2003
                                                            ------------------    -----------------
Revenues                                                              $86,622             $105,869
Gross profit                                                           20,727               22,199
Selling, general and administrative                                    17,327               16,474
Depreciation and amortization                                             600                  604
Other (expense) income                                                   (240)                  58
Income before income taxes                                              2,560                5,179
Income taxes                                                              894                1,890
Net earnings                                                           $1,665               $3,289

Earnings per share (diluted)
  Net income                                                             $.14                 $.31


                                                             Fourteen Weeks        Thirteen Weeks
                                                                  Ended                Ended
                                                              July 3, 2004         June 28, 2003
                                                            ------------------    -----------------
Revenues                                                              $45,349              $55,219
Gross profit                                                           10,699               11,394
Selling, general and administrative                                     8,891                8,274
Depreciation and amortization                                             300                  308
Other (expense) income                                                   (125)                  77
Income before income taxes                                              1,383                2,889
Income taxes                                                              514                  954
Net earnings                                                             $869               $1,935

Earnings per share (diluted)
  Net income                                                             $.07                 $.18

                             RCM Technologies, Inc.
                     Summary Consolidated Balance Sheet Data
                                   (Unaudited)
                                 (In Thousands)

                                                              July 3,          December 27,
                                                               2004                2003
                                                          ----------------    ---------------
Cash and equivalents                                               $2,436             $5,152
Accounts receivable                                                37,879             36,269
Working capital                                                    25,894             23,882
Intangible assets                                                  38,042             38,076
Total assets                                                       98,393            100,385
Senior debt                                                         6,000              7,300
Total liabilities                                                  29,623             33,215
Stockholders' equity                                              $68,771            $67,170


                             RCM Technologies, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided by Operating Activities
                                   (Unaudited)

As used in this report, EBITDA means earnings before interest, income taxes, depreciation and amortization. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to both net income and cash flow provided by operating activities.

                                                            Twenty-Seven           Twenty-Six
                                                             Weeks Ended          Weeks Ended
                                                            July 3, 2004         June 28, 2003
                                                          ------------------    -----------------
                                                                      (In Thousands)
                                                          ---------------------------------------
EBITDA                                                               $3,392               $5,860
Depreciation and amortization                                          (600)                (604)
Interest expense, net of interest income                               (233)                 (77)
Income taxes                                                           (894)              (1,890)
                                                          ------------------    -----------------
Net income                                                           $1,665               $3,289
                                                          ==================    =================

Net income                                                           $1,665               $3,289
Adjustments to reconcile net income to cash
  provided by operating activities:
    Depreciation and amortization                                       600                  604
    Provision for losses on accounts receivable                         (30)                 221
Changes in operating assets and liabilities
    Receivables                                                      (1,580)              (9,693)
    Deferred tax asset                                                                     2,460
    Prepaid expenses and other current assets                          (208)                 639
    Accounts payable and accrued expenses                            (3,054)               3,521
    Accrued compensation                                                912                1,216
    Payroll and withheld taxes                                          667                  306
    Income taxes payable                                               (136)                (289)
                                                          ------------------    -----------------
Cash (used in) provided by operating activities                     ($1,164)              $2,274
                                                          ==================    =================



                                                          Fourteen Weeks      Thirteen Weeks
                                                               Ended               Ended
                                                           July 3, 2004        June 28, 2003
                                                          ----------------   ------------------
                                                                     (In Thousands)
                                                          -------------------------------------
                                                          ----------------   ------------------
EBITDA                                                             $1,802               $3,222
Depreciation and amortization                                        (300)  (              308)
Interest expense, net of interest income                             (118)  (               26)
Income taxes                                                         (515)  (              953)
                                                          ----------------   ------------------
Net income                                                           $869               $1,935
                                                          ================   ==================

Net income                                                           $869               $1,935
Adjustments to reconcile net income to cash
  provided by operating activities:
    Depreciation and amortization                                     300                  308
    Provision for losses on accounts receivable                       (61)                 205
Changes in operating assets and liabilities
    Receivables                                                      (546)  (            5,275)
    Deferred tax asset                                                                   1,980
    Prepaid expenses and other current assets                        (315)  (              404)
    Accounts payable and accrued expenses                            (879)  (              204)
    Accrued compensation                                             (457)  (              807)
    Payroll and withheld taxes                                        614                  101
    Income taxes payable                                               52   (               39)
                                                          ----------------   ------------------
Cash used in operating activities                                   ($423)  (           $2,200)
                                                          ================   ==================


                                                       ####